EXHIBIT 10.1

Employment Agreement

1. TITLE

Robert Weiss (RSW) shall be the Chief Executive Officer and President of Multimedia Platforms, Inc. ("MMPW"). RSW shall be the Chairman and Chief Executive Officer of WiRLD Media, Inc. ("WIRLD"). RSW will report to the Board of Directors of MMPW (the "Board"). For the sake of this agreement, both MMPW and WIRLD shall be collectively referred to as the "Company."

2. TERM

Initial contract will be three (3) years. RSW's term of employment shall begin on May 25, 2016. The Board will have an exclusive 90-day period (beginning one year prior to end of contract) to negotiate a new contract, if desired.

3. GENERAL DUTIES

RSW will have all the responsibilities that a CEO normally has in a public media company, including but not limited to overseeing the day-to-day management of the Company, the full authority to enter into legal agreements for the Company, to set all budgets and direct the spending of financial resources for the Company, to establish and then lead the overall short-term and long-term strategies for the Company, to lead the branding/PR initiatives for the Company, and to hire and/or terminate employees, contractors, freelancers and consultants for the Company.

4. SALARY

(a)

RSW's yearly base salary shall be at an annual rate of $250,000 ("Base Salary") during the first 12 months of his Term. But, in consideration of the current funding and cash-flow circumstances, RSW agrees to defer and accrue this full Base Salary (the "Deferred Funds") through December 31, 2016 (the "Deferment Period"). During this Deferment Period, the Company will pay RSW a total of $1 each day (the "Reduced Salary) for his services.

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(b)

In consideration for deferring and accruing his Base Salary, on RSW's first day of employment with the Company, the Company shall grant to RSW 1,000,000 fully-vested stock options with a strike price of 3-cents. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions. For these Stock Options, as well as all other Stock Options granted in this agreement, RSW shall have 10 years to exercise such options whether or not he is still employed with the Company. The Company acknowledges that it has now adopted the 2016 Equity Incentive Plan (the "Equity Plan ").

(c)

The Company shall pay RSW the Deferred Funds no later than January 6, 2017 (the "Deferred Payments Deadline"). If RSW has not been paid all of the Deferred Funds by the Deferred Payments Deadline, then any unpaid portion of the Deferred Funds shall earn 10% annualize interest (compounded monthly) until all Deferred Funds are fully paid to RSW. If all Deferred Funds are not fully paid to RSW (with any interest) by May 31, 2017, then the Company shall issue to RSW fully-vested stock options (the "Penalty Stock Options") with equivalent value to the amount of Deferred Funds that RSW is still owed. These stock options shall have a strike price of 3-cents. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions. Penalty Stock Options are in addition to any Deferred Funds that RSW is owed. And, if all remaining Deferred Funds are not fully paid to RSW (with any interest) by August 31, 2017, then the Company is considered in breach of RSW's contract. For this breach of contract, RSW is no longer obligated to serve as CEO/President and Chairman/CEO, and the Company shall pay RSW a sum of money equal to double the number of months of RSW's employment times his monthly Base Salary ("RSW Salary Payout"); and all of RSW's stock options and/or warrants become fully vested. If all the RSW Salary Payout, all unpaid Base Salary, all unpaid Deferred Funds, and any unreimbursed business expenses are not paid to RSW within 10 business days of this breach of contract, then any unpaid money collectively earns 10% annualize interest (compounded monthly) until all monies are fully paid to RSW.

(d)

After the Deferment Period, if RSW is not paid his full bi-weekly salary payment in any given Company pay cycle, then the Company shall issue to RSW fully-vested Penalty Stock Options with equivalent value to the amount of money that RSW should have been paid. These stock options shall have a strike price of 3-cents. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions. Penalty Stock Options are in addition to any salary that RSW is owed for that pay period.

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(e)

After the Deferment Period, if RSW is not paid for two consecutive pay cycles, then the Company is considered in breach of RSW's contract. For this breach of contract, RSW is no longer obligated to serve as CEO/President and Chairman/CEO, and the Company shall pay RSW the RSW Salary Payout; and all of RSW's stock options and/or warrants become fully vested. If all the RSW Salary Payout, all unpaid Base Salary, all unpaid Deferred Funds, and any unreimbursed business expenses are not paid to RSW within 10 business days of this breach of contract, then any unpaid money collectively earns 10% annualize interest (compounded monthly) until all monies are fully paid to RSW.

(f)

RSW's annual base salary increases will be set by the Board, but his base salary shall increase by no less than $25,000 per year with each increase occurring on the anniversary date of RSW's employment with the Company.

5. PAYMENT OF PREVIOUS DEBTS

(a)	The Company acknowledges that it owes Golden Gut Entertainment ("GGE") a total of $108,966 in past-due payments (the "Legacy Payments") as of May 2, 2016, for the prior consulting services of RSW.

(b)

The Legacy Payments shall be paid to GGE according the following schedule ("Legacy Payment Deadline"): $18,466 no later than RSW's first day of employment with the Company; $6,500 no later than June 1, 2016; $15,000 no later than June 15, 2016; $6,500 no later than July 1, 2016; $15,000 no later than July 15, 2016; $6,500 no later than August 1, 2016; $15,000 no later than August 15, 2016; $6,500 no later than September 1, 2016; $6,500 no later than October 1, 2016; $6,500 no later than November 1, 2016; and $6,500 no later than December 1, 2016.

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(c)

If the Company fails to pay GGE a Legacy Payment before any Legacy Payment Deadline, then the Company shall issue to RSW fully-vested Penalty Stock Options with equivalent value to the amount of money that GGE should have been paid. These stock options shall have a strike price of 3-cents. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions. These Penalty Stock Options are in addition to any Legacy payments that GGE is owed for that month.

(d)

If the Company fails to pay GGE a Legacy Payment before any Legacy Payment Deadline for two consecutive months, then the Company is considered in breach of RSW's contract. For this breach of contract, RSW is no longer obligated to serve as CEO/President and Chairman/CEO, and the Company shall pay RSW the RSW Salary Payout; and all of RSW's stock options and/or warrants become fully vested. If all the RSW Salary Payout, all unpaid Base Salary, all unpaid Deferred Funds, and any unreimbursed business expenses are not paid to RSW within 10 business days of this breach of contract, and if all unpaid Legacy Payments are not paid to GGE within 10 business days of this breach of contract, then any unpaid money collectively earns 10% annualize interest (compounded monthly) until all monies are fully paid to RSW and GGE.

6. EQUITY

(a)

Under the Company's Equity Plan, on RSW's first day of employment with the Company, the Company will grant to RSW an additional 3,000,000 non-vested stock options ("RSW's Equity") with a strike price of 3-cents. RSW's Equity will vest in equal, monthly amounts over the term of RSW's initial 3-year employment term. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions.

(b)

Under the Company's Equity Plan, RSW's shall receive a yearly grant of fully-vested, stock options which shall be paid and awarded to RSW within five days after the Company files its Form 10-K with the SEC for Q4 of the previous calendar year. The size of the grant shall be determined by the Board, but shall be commensurate with that of other executives in similar companies. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions.

(c)	If there is a "change of control" in the Company, then all equity and/or stock options and/or warrants shall vest immediately.

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7. MERIT-BASED AND DISCRETIONARY BONUSES

(a)

The performance metrics that dictate RSW's cash bonus shall be mutually agreed to by the Board and by RSW no later than 90 days after the commencement of RSW's employment. In RSW's first year of employment, RSW's performance-based cash bonus amount shall be set solely by the Board no later than 90 days after commencement of his employment. In the second and third year of RSW's employment, RSW's performance-based cash bonus amount shall be set solely by the Board no later than December 31st. During the term of RSW's employment, RSW's bonus target shall never be less than 100% of his current Base Salary.

(b)

In RSW's first year of employment, the performance metrics that dictate RSW's equity bonus shall be mutually agreed to by the Board and by RSW no later than 90 days after the commencement of RSW's employment (the "Equity Bonus Performance Metrics). In the second and third year of RSW's employment, the Equity Bonus Performance Metrics shall be mutually agreed to by the Board and by RSW no later than December 31st. On RSW's first day of employment with the Company, the Company will grant to RSW an additional 3,000,000 non-vested stock options with a strike price of 3-cents ("RSW's Equity Pool"). During RSW's initial 3-year term, RSW's Equity Pool will vest according to the yearly Equity Performance Metrics referenced above. The Equity Performance Metrics will collectively determine the exact percentage of distribution of RSW's Equity Pool in any given year of RSW's employment. The classification of these stock options, ISO or NSO, shall be at RSW's determination subject to any legal restrictions.

(c)

Both the cash bonus and equity bonuses (collectively, the "Merit-Based Bonuses") shall be paid and awarded to RSW within five days after the Company files its Form 10-K with the SEC for Q4 of the previous calendar year. Under no circumstances shall the cash and equity bonuses be paid to RSW any later than March 31 in any given year. If the Company changes its fiscal year, all cash and option vesting bonuses for a period of less than 12 months shall be pro rated so the Executive shall not be penalized as a result.

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(d)

During the Term of RSW's employment, the Board shall have the authority to award RSW a Discretionary Bonus, in cash or the Company's common stock, based upon the Executive's job performance, the Company's revenue growth or any other factors as determined by the Compensation Committee.

(e)

To the extent that the Company's Founder/Chairman of the Board (the "Founder") receives any bonuses for services during any year of RSW's employment, including any Milestone Bonuses, then RSW shall receive a discretionary bonus equal to 100% of any bonuses awarded to the Founder/Chairman of the Board with identical terms and conditions.

8. BOARD MEMBERSHIP

RSW shall serve as a member of the Board for as long as services are rendered in the capacity of CEO/President of MMP, Chairman/CEO of WIRLD, or as an advisor to the Company.

9. TERMINATION

(a)

In the event that the Board terminates RSW with cause, RSW would not be entitled to any additional options or warrants beyond those that have already vested. RSW would not be entitled to any severance payments or any merit bonus. RSW would still be paid all unpaid Base Salary, all unpaid Deferred Funds, and any unreimbursed business expenses, and GGE would be paid all unpaid Legacy Payments, (collectively, the "Termination Payments.) The Termination Payments must be paid in full to RSW and/or GGE within 10 business days of RSW's termination date or any unpaid balance of Termination Payments shall be subject to an annualized interest rate of 10% (compounded monthly).

(b)

In the event that the Board terminates RSW without cause, the Board removes RSW, there is a breach in RSW's employment contract, or there is a reduction in RSW's responsibilities or Base Salary – then all of RSW's options and warrants shall become fully vested. RSW shall also receive a severance payment equal to the remaining base salary owed on RSW's contract or 2x RSW's current base salary, whichever is greater ("RSW Severance"). In addition, RSW shall receive Merit-Based Bonuses equal to the most recently received Merit-Based Bonuses, and RSW shall still be paid all unpaid Base Salary, all unpaid Deferred Funds, and any unreimbursed business expenses, and GGE would be paid all unpaid Legacy Payments, (collectively, the "Termination Payments.) The Termination Payments must be paid in full to RSW and/or GGE within 10 business days of RSW's termination date or any unpaid balance of Termination Payments shall be subject to an annualized interest rate of 10% (compounded monthly).

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(c)

Notwithstanding any of the above, in the event RSW voluntarily terminates his employment with the Company, then RSW would not be entitled to any additional options or warrants beyond those that have already vested. RSW would not be entitled to any severance payments or any merit bonuses. RSW would still be paid all unpaid Base Salary, all unpaid Deferred Funds, and any unreimbursed business expenses, and GGE would be paid all unpaid Legacy Payments, (collectively, the "Termination Payments.) The Termination Payments must be paid in full to RSW and/or GGE within 10 business days of RSW's termination date or any unpaid balance of Termination Payments shall be subject to an annualized interest rate of 10% (compounded monthly). If requested by the Board, RSW would be required to serve as an advisor to the Company for the duration of his term. Compensation for serving as an advisor would be determined by the Board, but shall be no less than $50,000 a year.

10. ADDITIONAL TERMS

(a)

RSW shall receive the customary employee benefits (medical/dental/vision insurances, life/disability insurances, retirement/401K investing plans, leaves of absence) to be determined by the Board. If the Company does not offer medical/dental/vision insurances, and if legally possible, then the Company will reimburse RSW for reasonable costs to cover such insurance.

(b)

The exact amount of RSW's paid vacation time shall be set by the Board, but shall be no less than four (4) weeks in addition to holidays. Any unused days will be carried over to the next 12-month period.

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(c)

The Company shall reimburse and/or advance funds to RSW for reasonable business expenses relating to his job as CEO/President. These include but as not limited to job-related transportation, airline and train travel, hotel accommodations, cellphone usage, business meals and business entertainment.

(d)

Until the Company raises at least $1,500,000 in new capital from the execution date of this agreement, unless RSW gives his written or emailed his permission, the Company shall not publicize RSW's employment in any manor, including but not limited to any formal press release targeting the media, LGBTQ or entertainment communities. But, the Company may do the following regarding RSW's employment: file the required 8K with the SEC; issue a press release targeting the financial/business community; and have direct conversations with potential investors and bankers.

(e)

The Company will defend and indemnify RSW against all third-party claims, actions, lawsuits, proceedings, demands, judgments, expenses (including reasonable attorney fees), and losses/damages resulting from RSW's duties and obligations with the Company. And, the Company will maintain both D&O and E&O insurance commensurate with other publicly-held companies that covers RSW in his role as CEO/President and as a member of the Board of the Company.

(f)

RSW shall have complete discretion over issuing both Incentive Stock Options (ISOs) and Non-Qualified Stock Options (NSOs) to employees, contractors, freelancers and consultants for the Company. However, RSW cannot issue any single ISO or NSO that has a fair market value greater than $100,000 without the explicit approval of the Board. In addition, RSW cannot issue ISOs or NSOs to any officer of the company, including himself, without the explicit approval of the Board.

(g)

Most Favored Nations: Any compensation and benefits awarded to the Founder, as well as other provisions of the Founder's Employment Agreement or arrangement, be identical to those of the Executive, except as otherwise provided in Section 4(c) of the Founder's Employment Agreement. Accordingly, any more favorable provisions afforded to the Founder shall be deemed to be incorporated in this agreement and be considered an amendment to this agreement unless RSW elects otherwise.

(h)

Additional terms will be determined by the Board and RSW and shall be mutually agreed upon prior to start of employment as CEO/President. A more formal and more detailed Employment Agreement shall be completed no later than 45days after the start of RSW's term.

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ACCEPTED, ACKNOWLEDGED AND AGREED:

Multimedia Platforms, Inc.		Robert Weiss

By:	/s/ Robert Blair	By:	/s/ Robert Weiss
Name	Robert Blair	Name	Robert Weiss
Title	Chairman	Title	Chief Executive Officer
Date:		Date:

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